UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MEMORIAL PRODUCTION PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	90-0726667
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1401 McKinney, Suite 1025
Houston, Texas 77010
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units Representing Limited Partner Interests	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-175090
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The description of the common units representing limited partner interests in Memorial Production Partners LP (the “Registrant”) set forth under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-175090), as amended (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), and in any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act in connection with the Registration Statement, is incorporated by reference into this Form 8-A.
Item 2. Exhibits
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 5, 2011

MEMORIAL PRODUCTION PARTNERS LP By: Memorial Production Partners GP LLC, its general partner
By:	/s/ John A. Weinzierl
John A. Weinzierl
President and Chief Executive Officer